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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT,

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of Earliest Event Reported):
                         June 15, 2000 (March 31, 2000)



                               booktech.com, inc.
               (Exact Name of Registrant as Specified in Charter)

             Nevada                   000-26903                88-0409153
             ------                   ---------                ----------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                     Identification No.)


                       42 Cummings Park, Woburn, MA 01801
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               (Address of Principal Executive Offices) (Zip Code)




       Registrant's telephone number, including area code: (781) 933-5400



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 Item 5.  Other Events.

         booktech.com, inc., a Nevada corporation (the "Company") filed its Form 10-QSB (the "Form 10-QSB") for the period ending March 31, 2000 with the Securities and Exchange Commission prior to the completion of a review of the Company's interim financial statements (the "Financial Statements") by the Company's independent public accountants.

         As of the date of this filing, the Company has determined that the purchase of a patent application for $2,068,965 with shares of the Company's common stock should not have been reported within the Company's March 31, 2000 Condensed Consolidated Statement of Cash Flows. The treatment of the patent, however, is accurately reported as a non-cash transaction supplementary in the notes to the Financial Statements under the heading "Summary of Significant Accounting Policies."

         The Company's independent public accountants are expected to complete a review of the Financial Statements in the near term. Upon completion of the review of the Financial Statements the Company will file an amendment to the Form 10-QSB to correct the treatment of the patent application within the Company's Condensed Consolidated Statement of Cash Flows and any other matters which may come to the Company's attention prior to the filing of the amendment.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         booktech.com, inc.

Dated:   June 15, 2000          By:      /s/ Morris A. Shepard
                                         -----------------------------------
                                         Morris A. Shepard
                                         President and Chief Executive Officer